Exhibit 12.2

CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(a) or 15d-14(a)

I, Oren Harari, Interim Chief Financial Officer, certify that:

1.	I have reviewed this annual report on Form 20-F/A of SatixFy Communications Ltd.;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: April 14, 2025	/s/ Oren Harari
Oren Harari
Interim Chief Financial Officer